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FOR HOLDERS OF BIG ROCK COMMON SHARES

BIG ROCK BREWERY LTD.
FORM OF PROXY FOR THE SPECIAL MEETING OF SECURITYHOLDERS
TO BE HELD ON WEDNESDAY, JANUARY 8, 2003

The undersigned holder of common shares ("Common Shares") of Big Rock Brewery Ltd. ("Big Rock" or the "Corporation") hereby appoints Edward E. McNally, Chairman and Chief Executive Officer of Big Rock, of the City of Calgary, in the Province of Alberta or, failing him, Robert J. King, President of Big Rock, of the City of Calgary, in the Province of Alberta, or instead of either of the foregoing                                                           as proxyholder of the undersigned, with full power of substitution, to attend, vote and act for and on behalf of the undersigned at the special meeting (the "Meeting") of holders of Common Shares ("Shareholders") and options to purchase Common Shares ("Optionholders") of Big Rock to be held at Big Rock Brewery Ltd., 5555 – 76th Avenue S.E., Wednesday, January 8, 2003, at 10:00 a.m. (Calgary time) and at any adjournment of the Meeting, and on every ballot that may take place in consequence thereof to the same extent and with the same powers as if the undersigned were personally present at the Meeting, with authority to vote at the proxyholder’s discretion except as otherwise specified below.

Without limiting the general powers hereby conferred, the undersigned hereby directs the proxyholder to vote the Common Shares represented by this Form of Proxy in the following manner:

1.

FOR o or AGAINST o (or if no choice is specified, FOR) a special resolution, the full text of which is set forth in Appendix "A" to the notice of special meeting, notice of petition, and information circular of Big Rock dated November 19, 2002 (the "Information Circular") to approve a Plan of Arrangement involving 1015047 Alberta Ltd., Big Rock Brewery Income Trust, Big Rock and its securityholders pursuant to Section 193 of the Business Corporations Act (Alberta), all as more particularly described in the Information Circular;

2.

FOR o or AGAINST o (or if no choice is specific, FOR) an ordinary resolution, the full text of which is set forth in Appendix "F" to the Information Circular to approve the Unit Option Plan, all as more particularly described in the Information Circular; and

3.

at the discretion of the said proxyholders, upon any amendment or variation of the above matters or any other matter that may be properly brought before the Meeting or any adjournment thereof in such manner as such proxy, in such proxyholder’s sole judgment, may determine.

The Common Shares represented by this Form of Proxy will be voted, where the Shareholder has given a choice above, as directed or, if no direction is given, FOR the above proposals. The person or persons appointed under this Form of Proxy are conferred with discretionary authority with respect to amendments or variations of those matters specified in this Form of Proxy and the Notice of Special Meeting and with respect to any other matters which may be properly brought before the Meeting or any adjournment thereof. This Form of Proxy should be read in conjunction with the accompanying Notice of Special Meeting and Information Circular.

The undersigned hereby revokes any prior proxies.

DATED ___________________________________

(If undated, this proxy will be considered to bear the date on which it was mailed to the Shareholder).

Name _____________________________________

(Please Print).

Signature ___________________________________

(Please sign, date and mail promptly in the enclosed envelope – the signature on this line should correspond exactly with the name in which the Common Shares which are the subject of this proxy are registered.  See the notes below).

NOTES:

1.

A Shareholder has the right to appoint a person, who need not be a Shareholder, to attend and act on the Shareholder’s behalf at the Meeting other than the persons designated in this Form of Proxy.  This right may be exercised by inserting such other person’s named in the blank space provided for that purpose and striking out the names of the management nominees or by completing another proper Form of Proxy and, in either case, by delivering the completed Form of Proxy to Big Rock as indicated below.

2.

This Form of Proxy must be dated and executed by the Shareholder (using exactly the same name in which the Common Shares are registered) or by the Shareholder’s attorney authorized in writing or, if the Shareholder is a body corporate, by a duly authorized officer or attorney thereof.  A copy of any such authorization should accompany this Form of Proxy.  Persons signing as executors, administrators, trustees, etc. should so indicate.

3.

In order for this Form of Proxy to be effective, it must be signed and forwarded so as to reach or to be deposited with the Chief Financial Officer of Big Rock, c/o Valiant Trust Company, 510, 550 - 6th Avenue S.W., Calgary, Alberta, T2P 0S2, not later than 10:00 am, (Calgary time) on the second-last business day prior to the Meeting or any adjournment(s) thereof.

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